Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-4 of PropertyGuru Group Limited of our report dated September 17, 2021 except for the change in composition of reportable segments discussed in Note 4 to the consolidated financial statements, as to which the date is December 7, 2021 relating to the financial statements of PropertyGuru Pte. Ltd., which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Singapore

December 7, 2021